Exhibit 10.1

Execution Version
FIRST AMENDMENT TO FRAMEWORK AGREEMENT

This First Amendment to Framework Agreement (this “Amendment”), dated as of February 17, 2023, is made by and between HOBO Renewable Diesel LLC, a Delaware limited liability company (“HOBO”), and Evolve Transition Infrastructure LP, a Delaware limited partnership (“Evolve”). Each of HOBO and Evolve are sometimes referred to herein individually as a “Party” and, together, the “Parties”.
Unless the context requires otherwise, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).
RECITALS
WHEREAS, the relationship between the Parties is currently governed by that certain Framework Agreement by and between the Parties, dated as of November 3, 2021 (the “Agreement”); and
WHEREAS, in accordance with Section 9.7(a) of the Agreement, the Parties have determined that it is in their respective best interests to amend the Agreement as provided in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the benefits to be derived from the mutual observance of the terms and conditions set forth below, the Parties, by execution of this Amendment, hereby agree as follows:
Section 1.    Amendments.
(a)The defined term “Qualified Project Model” is hereby amended by (i) replacing the phrase “Section 3.1(a) and Section 5.3(b)” with “and Section 3.1(a)” and (ii) inserting at the end “, and acceptable to Evolve in its sole discretion.”.

(b)Section 2.3(b) of the Agreement is hereby amended by replacing “is reasonably satisfied with such review” in the first line thereof with “is in its sole discretion satisfied with such review and in its sole discretion elects to proceed with the Initial Project”.

(c)Section 2.3(b) of the Agreement is hereby further amended by adding as a new sentence at the end of such section the following: “In the event Evolve in its sole discretion is not satisfied with such review or Evolve in its sole discretion elects not to proceed with the Initial Project, then no Initial Development Payment shall be due or payable to HOBO and Section 2.4 through Section 2.8 shall not be applicable to such Initial Project. For clarity, notwithstanding any provision in this Agreement to the contrary, in no case shall any payments pursuant to this Section 2.3(b) or Sections 2.4 through 2.8 ever become payable with respect to the Initial Project under any provision of this Agreement (including Sections 4.3, 4.4 and 7.1(b)) unless prior thereto Evolve has elected in its sole discretion to proceed with the Initial Project pursuant to this Section 2.3(b).”

(d)Section 2.7(a) of the Agreement is hereby amended by deleting “(1) the termination of exclusivity under Section 4.2,” and renumbering the items that follow accordingly.

(e)The first sentence of Section 3.1(a) of the Agreement is hereby amended by replacing “shall use commercially reasonable effort to” with “may”.

(f)The second sentence of Section 3.1(a) of the Agreement is hereby amended and restated in its entirety as follows: “If HOBO has identified such a Project and desires to present such Project to Evolve for consideration, it shall deliver a written notice (such notice, a “Project Proposal”) to Evolve setting forth the Project Terms and including a Qualified Project Model related to such Project.”

(g)The third sentence of Section 3.1(b) of the Agreement is hereby amended and restated in its entirety as follows: “If Evolve declines in its sole discretion to so timely elect, such Project shall not be deemed a Subsequent Project and, notwithstanding anything to the contrary contained herein, (i) HOBO shall be free to develop, own, operate, manage, finance and fund such Project, as HOBO determines is appropriate, in its sole discretion, without any further obligation to Evolve, and (ii) for clarity, notwithstanding any provision in this Agreement to the contrary, in no case shall any payments pursuant to Section 2.3(b) or Sections 2.4 through 2.8 ever become payable with respect to such Project under any provision of this Agreement (including this Section 3.1 and Sections 4.3, 4.4 and 7.1(b))”.

(h)The title of Article IV of the Agreement is hereby amended and restated in its entirety as follows:

“ARTICLE IV
SALE EVENTS”

(i)Section 4.1 of the Agreement is hereby amended and restated in its entirety as follows: “Section 4.1. Reserved.”

(j)Section 4.2 of the Agreement is hereby amended and restated in its entirety as follows: “Section 4.2. Reserved.”

(k)Section 4.3 of the Agreement is hereby amended by deleting “(i) HOBO shall not be subject to the restrictions of Section 4.1 with respect to such Project only,” and renumbering the items that follow accordingly.

(l)Section 4.4 of the Agreement is hereby amended by deleting “HOBO’s obligations to comply with Section 4.1 are terminated pursuant to Section 4.3 and”.

(m)Section 5.3 is hereby amended and restated in its entirety as follows: “Section 5.3. Reserved.”

(n)Section 7.1(a)(iv) of the Agreement is hereby amended and restated in its entirety as follows: “from and after June 1, 2023, immediately following notice by either Party”.

(o)Section 7.1(b) of the Agreement is hereby amended by:

(i)Amending and restating the second sentence in its entirety as follows:

“Additionally, solely (i) with respect to the Initial Project, if Evolve in its sole discretion is satisfied with the review of the information provided pursuant to Section 2.3(a) and elects to proceed with the Initial Project and (ii) with respect to Subsequent Projects that Evolve has approved pursuant to Section 3.1(b), following (A) delivery of a Funding Termination Notice and Stonepeak’s failure to assume Evolve’s obligations pursuant to Section 2.7(b) or (B) a termination of this Agreement pursuant to Section 7.1(a) (other than termination pursuant to Section 7.1(a)(viii) where HOBO is the breaching party), (1) if the conditions with respect to any payments due with respect to the Initial Project pursuant to Section 2.3(b), Section 2.5(b) or Section 2.6(b) are otherwise satisfied by or on behalf of Evolve within 48 months following delivery of such Funding Termination Notice and Stonepeak’s failure to assume Evolve’s obligations pursuant to Section 2.7(b) or termination of this Agreement pursuant to Section 7.1(a), then HOBO shall be entitled to receive such payments, and (2) unless the applicable Project Company with respect to any such Project has been conveyed to HOBO, the Incentive Development Fees for the Initial Project and any Subsequent Projects shall be paid to HOBO in accordance with Section 2.8 or Section 3.1(e), as applicable.”; and

(ii)amending and restating the third sentence thereof in its entirety as follows:

“For the avoidance of doubt, if this Agreement is terminated for any reason, such termination shall not terminate any Party’s rights or obligations with respect to any payments due pursuant to the terms and conditions of this Agreement that accrue or have accrued on or prior to such termination, but shall terminate any Party’s rights or obligations with respect to any payments that would have otherwise become due following such termination had the Agreement remained in effect as a result of any events occurring post-termination.”

(p)The first sentence of Section 9.14 of the Agreement is hereby amended by deleting the following language: “Section 4.1 or”.

(q)Exhibit C of the Agreement is amended by deleting “(i) the termination of exclusivity under Section 4.2 of the Framework Agreement and (ii)” in the section titled “Development Costs”.

(r)Any capitalized terms defined in the Agreement that are no longer used in connection with this Amendment shall be deemed deleted from Section 1.1 of the Agreement.

(s)The Parties agree that, as of the date hereof, (i) neither Evolve nor Stonepeak has elected to proceed with the Initial Project, (ii) there are no outstanding payments accrued to or otherwise owing to HOBO under the Agreement and (iii) the Offtake Condition has not been met.
Section 2.    Status. This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect.
Section 3.    Incorporation. Sections 8.1 (Dispute Resolution), 8.3 (Consent to Jurisdiction; Waiver of Jury Trial), and Article IX (Miscellaneous) of the Agreement, are hereby incorporated by reference into this Amendment, mutatis mutandis.
Section 4.    Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts will be construed together and constitute the same instrument.
[Signatures appear on the following pages.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

HOBO: HOBO RENEWABLE DIESEL LLC

By:	/s/ Michael Keuss
Name:	Michael Keuss
Title:	President

EVOLVE: EVOLVE TRANSITION INFRASTRUCTURE LP

By:	/s/ Charles Ward
Name:	Charles Ward
Title:	Chief Financial Officer

Signature Page to First Amendment to Framework Agreement